                                  EXHIBIT 4.2



        WARRANT AGREEMENT dated as of _________ __, 1997 between KFx Inc., a Delaware corporation (the "Company"), BlueStone Capital Partners, L.P. and Jefferies International Ltd. (the "Placement Agents").

                                 W I T N E S S E T H:
                                 -------------------

        WHEREAS, the Placement Agents have agreed, pursuant to the agreement (the "Placement Agency Agreement") dated July 25, 1997 by and among the Placement Agents and the Company, to act, on a "best efforts" basis, as placement agents in connection with the Company's sale (the "Offering") to persons who are not "U.S. persons," as that term is defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of $25,000,000 principal amount of the Company's 6% Convertible Debentures due 2002 (the "Debentures");

        WHEREAS, the Company proposes to issue to the Placement Agents warrants (the "Warrants") to purchase a number of shares of Common Stock (the "Shares"), par value $.001 per share (the "Common Stock"), equal to 10% of the number of shares of the Common Stock into which the aggregate principal amount of Debentures sold in the Offering shall initially be convertible, based upon the initial Holder Conversion Price, as defined in the indenture governing the Debentures dated as of July 25, 1997 between the Company and First Bank National Association, doing business as Colorado National Bank, as Trustee (the "Indenture"); and

        WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Placement Agents and/or their designees, in consideration for, and as part of the Placement Agents' compensation in connection with, the Placement Agents acting as the Placement Agents pursuant to the Placement Agency Agreement;

        NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Grant.  The Placement Agents, and/or their designees, are hereby
            -----
granted the right to purchase, at any time beginning six months from the date hereof and ending at 5:00 P.M., New York time, on the fifth anniversary of the date hereof (the "Warrant Exercise Term"), up to a number of Shares equal to 10% of the number of shares of Common Stock into which the aggregate principal amount of Debentures sold in the Offering shall initially be convertible (based upon the initial Conversion Price, as defined in the Indenture), at an initial exercise price of $5.00 per Share (subject to adjustment as provided in Article 6 hereof).


        2.  Warrant Certificates.  The warrant certificates (the "Warrant
            --------------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement. Within five (5) business days of the earlier of the final closing of the Offering or the termination of the Offering, the Company shall issue to the Placement Agents and/or their designees Warrant Certificates (in substitution of the Warrant Certificates delivered on the initial closing date of the Offering) substantially in the form set forth in Exhibit A attached hereto and made a part hereof, which Warrant Certificates shall designate fixed number(s) of shares of Common Stock, which, in the aggregate shall be determined in accordance with Section 1 above.

        3.  Exercise of Warrant.
            -------------------

            3.1.  Cash Exercise.  The Warrants initially are exercisable at a
                  -------------
price of $5.00 per Share, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Section 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal executive offices in Denver, Colorado (currently located at 1999 Broadway, Suite 3200, Denver, Colorado 80202) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive after clearance of the funds representing the Exercise Price a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

            3.2.  Cashless Exercise.  At any time during the Warrant Exercise
                  -----------------
Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of shares of Common Stock determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the

Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire (i) the number of shares of Common Stock (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price (as hereinafter defined) by (b) the Market Price of a share of Common Stock on the day preceding the Warrant Exchange. "Market Price" at any date shall be deemed to be the last reported sale price, or, in the case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. through NASDAQ or (ii) a similar organization if NASDAQ is no longer reporting such information.

       4.  Issuance of Certificates.
           ------------------------

           Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof (other than income and similar taxes which may become payable by the Holder), and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

           The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

           Upon exercise, in part or in whole, of the Warrants, certificates representing the

Shares shall bear a legend substantially similar to the following:


       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from the Act's registration requirements either pursuant to Rule 144 under the Act or otherwise, upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."


        5.  Restriction on Transfer of Warrants.
            -----------------------------------

        The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

        6.  Price.
            -----

            6.1.  Initial and Adjusted Exercise Price.  The initial exercise
                  -----------------------------------
price of each Warrant shall be $5.00 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Section 8 hereof.

            6.2.  Exercise Price.  The term "Exercise Price" herein shall mean
                  --------------
the initial exercise price or the adjusted exercise price, depending upon the context.


        7.  Registration Rights.
            -------------------

            7.1.  Registrable Securities.  As used herein the term "Registrable
                  ----------------------
Security"
means each of the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security, or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 7.

            7.2.  Demand Registration.
                  -------------------

                    (a) At any time during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 7.2(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on two occasions, at the sole expense of the Company (except as provided in Section 7.4(c) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for such Majority Holder in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof.

                    (b) Once effective, the Company, subject to the proviso at the end of this sentence, will be required to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been publicly sold, or (ii) the date that the Placement Agent receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act, under Rule 144 promulgated under the Act, or otherwise.

                    (c) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.2(c), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.2(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                    (d) The term "Majority Holder" as used in Section 7.2 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all the Registrable Securities.

        7.3.  Piggyback Registration.  If, at any time during the seven years
              ----------------------
following the final closing date of the Offering, the Company proposes to prepare and file any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company (other than a registration statement to be filed by the Company within 45 days after the date of final closing of the sale of the Debentures pursuant to the terms of the Offering), or any such securities of the Company held by its stockholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 7.4(c) hereof).

        Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

        7.4.  Covenants of the Company With Respect to Registration.  The
              -----------------------------------------------------
Company covenants and agrees as follows:

                (a) In connection with any registration under Section 7.2 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) days following receipt of any demand therefor, shall use commercially reasonable efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                (b) If any stop order shall be issued by the Commission in connection therewith, the Company shall use its best efforts to obtain the removal of such order. Following the effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities.

                (c) The Company shall pay all costs, fees and expenses in connection with a Registration Statement filed pursuant to Section 7.2 or 7.3 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

                (d) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise his Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                (e) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement, for offer and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.

                (f) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act,the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agents as set forth in Section 10 of the Placement Agency Agreement and to provide for just and equitable contribution as set forth in Section 10 of the Placement Agency Agreement.

                (g) Any holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Placement Agents have agreed to indemnify the Company as set forth in Section 10 of the Placement Agency Agreement and to provide for just and equitable contribution as set forth in Section 10 of the Placement Agency Agreement.

                (h) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the

Registration Statement to each holder of Registrable Securities included for such Registration Statement pursuant to Section 7.2 or Section 7.3 hereof requesting such correspondence to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request. Any copying, courier and travel expenses incurred by the Company in complying with such investigations shall be borne by the party requesting the information.

                (i) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder's Registrable Securities.

                (j) If the Company fails to keep the Registration Statement continuously effective during the requisite period (except as set forth in Section 7.2(b), above), then the Company shall promptly update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

        8.  Adjustments of Exercise Price and Number of Shares.
            --------------------------------------------------

            8.1.  Subdivision and Combination.  In case the Company shall at
                  ---------------------------
any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            8.2.  Adjustment in Number of Shares.  Upon each adjustment of the
                  ------------------------------
Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            8.3.  Reclassification, Consolidation, Merger, etc.  In case of any
                  --------------------------------------------
reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Warrant Agreement and the date of exercise of such Warrant.

             8.4.  Dividends and Other Distributions with Respect to Outstanding
                   -------------------------------------------------------------
Securities.  Subject to the provisions of this Section 8, in case the Company
----------
shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then, subject to the following sentence, the Holder who exercises Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of the Common Stock receivable upon exercise of the Warrant on the record date for the determination of those entitled to such distribution. In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company, by registered mail at least thirty (30) days prior to such termination date.

            8.5.  Subscription Rights for Shares of Common Stock or Other
                  -------------------------------------------------------
Securities.  In case the Company shall, at any time prior to the expiration of
----------
the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription, and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

        9.  Exchange and Replacement of Warrant Certificates.
            ------------------------------------------------

        Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

        10.  Elimination of Fractional Interests.
             -----------------------------------

        The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

        11.  Reservation and Listing of Securities.
             -------------------------------------

        The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by the American Stock Exchange or listed on the stock exchange or quotation system on which the

Common Stock is principally traded.

        12.  Notices to Warrant Holders.
             --------------------------

        Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c)  a dissolution, liquidation or winding up of the Company
          (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

             (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

             (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

        13.  Notices.
             -------

        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

             (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

             (b) If to the Company, to the address set forth in Section 3.1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

        14.  Supplements and Amendments.
             --------------------------

        The Company and the Placement Agents may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Shares in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agents may deem necessary or desirable and which the Company and the Placement Agents deem not to adversely affect the interests of the Holders of Warrant Certificates.

        15.  Successors.
             ----------

        All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

        16.  Termination.
             -----------

        This Agreement shall terminate at the close of business on July 31, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all Shares have been resold to the public; provided, however, that the provisions of Section 7 shall survive such termination until the close of business on July 31, 2008.

        17.  Governing Law.
             -------------

        This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

        18.  Benefits of This Agreement.
             --------------------------

        Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agents and any other registered holder or holders of the Warrant Certificates or Shares any legal or equitable right, remedy or claim under this

Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agents and any other holder or holders of the Warrant Certificates or Shares.

        19.  Counterparts.
             ------------

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       KFx INC.



                                       By:_________________________

                                         Name:
                                         Title:

                                       BLUESTONE CAPITAL PARTNERS, L.P.



                                       By: BlueStone Capital Management,
                                          Inc. (General Partner)



                                       By:____________________________

                                          Title:

Attest:


_______________________                JEFFERIES INTERNATIONAL LTD.



                                       By:____________________________

                                          Name:
                                          Title:

                                                            EXHIBIT A



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



                           EXERCISABLE ON OR BEFORE

                   5:00 P.M., NEW YORK TIME, _________, ____



No. W-                                                        _______ Warrants


                                 WARRANT CERTIFICATE



        This Warrant Certificate certifies that ___________________________ or its registered assigns, is the registered holder of _______ Warrants to purchase, at any time from ___________, 1997 until 5:00 P.M. New York City time on __________, ____ ("Expiration Date"), up to a number of fully-paid and non-assessable share(s) of common stock, $.001 par value ("Common Stock"), of KFx Inc., a Delaware corporation (the "Company"), as is equal to 10% of the number of shares of the Common Stock into which the aggregate principal amount of Debentures sold in the Offering shall initially be convertible, based upon the initial Holder Conversion Price, as defined in the indenture governing the Debentures at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per one share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _____________, 1997 by and among the Company, BlueStone Capital Partners, L.P. and Jefferies International Ltd. (the "Warrant Agreement"). This Warrant Certificate is exercisable only on the basis of one share of Common Stock. Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check or pursuant to the "cashless exercise" provision set forth in Section 3.2 of the Warrant Agreement.


        No Warrant may be exercised after 5:00 P.M., New York City time, on the

Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.


        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.


        The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.


        Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.


        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.


        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


        All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  _________, 1997                 KFx INC.


[SEAL]                                  By:__________________________

                                            Name:
                                            Title:



Attest:


______________________

                        [FORM OF ELECTION TO PURCHASE]


        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares and herewith tenders in payment for such Shares cash or a check payable to the order of KFx Inc. in the amount of $____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ___________________, whose address is______________, and that such Certificate be delivered to _____________________, whose address is_________________.




Dated:                  Signature: ________________________


                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                       ________________________________



                       ________________________________

                       (Insert Social Security or Other
                         Identifying Number of Holder)

                                 [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)



  FOR VALUE RECEIVED __________________________________

hereby sells, assigns and transfers unto

---------------------------------------------
(Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:          Signature: ______________________


                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)



_______________________________


_______________________________
(Insert Social Security or Other
Identifying Number of Assignee)